FRESH DEL MONTE PRODUCE INC.

2014 OMNIBUS SHARE INCENTIVE PLAN

Instrument of Amendment
THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed this 1st day of November, 2017 by Fresh Del Monte Produce Inc., a Cayman Islands exempted holding company (the “Company”).
Statement of Purpose
The Company maintains the Fresh Del Monte Produce Inc. 2014 Omnibus Share Incentive Plan (the “Plan”). The Company desires to amend the Plan as set forth herein to modify the default provisions regarding treatment of stock options upon a participant’s termination of service. The amendment herein shall apply prospectively to future stock option awards under the Plan but shall not apply to any outstanding stock option awards previously granted under the Plan. In Section 18 of the Plan, the Company has reserved the right to amend the Plan.
NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:
1.    Section 6(d) of the Plan is amended in its entirety to read as follows:
“(d)     Effect of Termination of Service or Board Membership

Unless otherwise provided in the applicable Award agreement, the following provisions shall apply in the event of a termination of a Participant’s service with the Company:

(i)     In the event that a Participant’s service with the Company or a Participant’s membership on the Board terminates on account of Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(ii)    In the event that a Participant’s service with the Company or a Participant’s membership on the Board is terminated for any reason other than on account of the Participant’s Disability or death, including by the Company (with or without Cause) or voluntarily by the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.”

2.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

FRESH DEL MONTE PRODUCE INC.

By:        /s/ Bruce Jordan
Name:    Bruce A. Jordan
Title:    SVP, General Counsel and Secretary